Exhibit to Item 77Q1(e)

Schedule A dated as of December 1, 2010 to the Investment Advisory Agreement dated as of September 1, 1998 is incorporated by reference to Post-Effective Amendment No. 67 to Form N-1A, filed with the Securities and Exchange Commission on December 22, 2010 (Accession No. 0001193125-10-286656).

Sub-Advisory Agreement dated October 8, 2010 for HighMark
Equity Income Fund is incorporated by reference to Post-
Effective Amendment No. 66 to Form N-1A, filed with the
Securities and Exchange Commission on November 24, 2010
(Accession No. 0001193125-10-268759).

Sub-Advisory Agreement dated October 8, 2010 for HighMark NYSE
Arca Tech 100 Index Fund is incorporated by reference to Post-
Effective Amendment No. 66 to Form N-1A, filed with the
Securities and Exchange Commission on November 24, 2010
(Accession No. 0001193125-10- 268759).

Sub-Advisory Agreement dated October 8, 2010 for HighMark Wisconsin Tax-Exempt Fund is incorporated by reference to Post-Effective Amendment No. 66 to Form N-1A, filed with the Securities and Exchange Commission on November 24, 2010 (Accession No. 0001193125-10-268759).